UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2012
Date of Report (Date of earliest event reported)

Commission File No. 000-32037

GENESIS GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	65-0108171
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 North Military Trail, Suite 275, Boca Raton, FL 33431
(Address of principal executive offices, Zip Code)

(561) 988-1988
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Integration Partners Acquisition

On November 20, 2012, Genesis Group Holdings, Inc. (“Genesis”) entered into a Stock Purchase Agreement (the “IPC Agreement”) to acquire all the outstanding capital stock of Integration Partners-NY Corporation, a New Jersey corporation (“IPC”). The IPC Agreement was made and entered into by and among Genesis, IPC and three individuals, Barton F. Graf Jr. (‘Graf”), David C. Nahabedian (“Nahabedian”), and Frank Jadevaia (“Jadevaia”) (these individuals together, the “IPC Sellers”). The IPC Agreement was approved by the respective boards of directors of Genesis and IPC. All capitalized terms used but not defined herein have the meaning given in the IPC Agreement. IPC is a Parsippany, NJ based voice and data network engineering firm. IPC focuses on cloud based solutions, voice and data infrastructure design, implementation, and maintenance and optical networking.

Under the terms of the IPC Agreement, Genesis will acquire all of the outstanding capital stock of IPC in exchange for the following consideration, to be paid or issued by Genesis at the Closing: the aggregate amount of (i) the product of 5.4 multiplied by the EBITDA of IPC for the twelve-month period ending on the last day of the calendar month ending immediately prior to the month in which the Closing occurs (the “TTM EBITDA”), (ii) less Estimated Closing Debt, (iii) less Estimated Company Unpaid Transaction Expenses, (iv) plus any Estimated Working Capital Surplus or less any Estimated Working Capital Deficiency (the “Initial Closing Payment”). The Initial Closing Payment will consist of (a) a cash payment equal to (i) the product of 5.2 multiplied by the TTM EBITDA, (ii) less Estimated Closing Debt, (iii) less Estimated Company Unpaid Transaction Expenses, (iv) plus any Estimated Working Capital Surplus or less any Estimated Working Capital Deficiency, less the Escrow Amount (the “Initial Cash Payment”) and (b) a stock payment consisting of shares of Genesis common stock equal to the quotient obtained by dividing (A) (i) the product of 0.2 multiplied by the TTM EBITDA, (ii) less Estimated Closing Debt, (iii) less Estimated Company Unpaid Transaction Expenses, (iv) plus any Estimated Working Capital Surplus or less any Estimated Working Capital Deficiency, by (B) the Common Stock Price. The Common Stock Price means the price to public as set forth on the cover page of the final prospectus pertaining to the next public offering of Genesis common stock pursuant to an effective registration statement.

As additional consideration, Genesis will make an Earnout Payment equal to the aggregate amount of (i) the product of 0.6 multiplied by the EBITDA of IPC for the twelve-month period beginning on the first day of the first calendar month commencing after the Closing Date (the “Forward EBITDA”), plus (ii) in the event that the Forward EBITDA exceeds the TTM EBITDA by 5.0% or more, an amount equal to 2.0 multiplied by this difference.

The IPC Sellers may elect to receive a portion of such Seller’s pro rata share of the Initial Cash Payment up to an amount equal to such Seller’s pro rata share of the TTM EBITDA in shares of Genesis common stock in lieu of cash (the “Elected Amount”) provided that such Seller (i) provides proper notification of such election and (ii) the number of shares to be so issued shall be determined by dividing such Seller’s Elected Amount by the Common Stock Price.

The IPC Agreement contains customary representations, warranties, covenants and indemnification provisions. The Closing remains subject to closing conditions, including the accuracy of representations and warranties of the parties in the IPC Agreement and completion of a public offering of Genesis common stock pursuant to an effective registration statement.

The IPC Agreement may be terminated at any time prior to closing (i) by mutual consent of the parties, (ii) by either party if the closing has not occurred by March 1, 2013, (iii) by either party if the other party has breached any of its representations, warranties or covenants or (iv) by either party if a court or governmental authority has issued a final order or ruling prohibiting the transaction.

The preceding summary of the IPC Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the IPC Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Acquisition of Tekmark Division

On November 19, 2012, Genesis entered into an Asset Purchase Agreement (the “Tekmark Agreement”) to acquire all the property, assets, and business of the Telco Professional Services and Motorola Handset Testing business division (the “Telco Professional Services Division”) of Tekmark Global Solutions LLC, a New Jersey Limited Liability Company (“Tekmark”). The Tekmark Agreement was made and entered into by and among Genesis and Tekmark. The Tekmark Agreement was approved by the respective boards of directors of Genesis and Tekmark. Charles K. Miller is a member of the board of directors of Genesis and the Chief Financial Officer of Tekmark. All capitalized terms used but not defined herein have the meaning given in the Tekmark Agreement. Tekmark is an Edison, New Jersey based information technology, security, consulting, and staffing services firm.

Under the terms of the Tekmark Agreement, Genesis will acquire Tekmark’s right, title, and interest in all assets, property, rights, privileges, liabilities, claims, and contracts owned or used by Tekmark exclusively in connection with the Telco Professional Services Division, subject to those assets and liabilities excluded by agreement between Genesis and Tekmark. The following consideration will be paid or issued Genesis at the Closing: an aggregate amount in cash equal to the difference between (i) the product of 5.0 multiplied by the Estimated Closing EBITDA of the Telco Professional Services Division for the twelve-month period ending on the last day of the month prior to the Closing Date (the “Estimated Closing TTM EBITDA”), (ii) less two million six hundred thousand dollars ($2,600,000).

In addition, Genesis will issue to Tekmark an aggregate amount of Genesis common stock equal to (i) Estimated Closing TTM EBITDA, (ii) divided by the Common Stock Price, rounded to the nearest whole shares. The Common Stock Price means the per share price to the public of Genesis common stock in the first registered, underwritten public offering of Genesis common stock after the date of the Agreement as set forth on the final prospectus for such offering; provided that, prior to the closing of such offering, the Common Stock Price shall be $0.03 per share (as adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations and the like). Genesis will also pay additional cash compensation to Tekmark equal to the EBITDA of the Telco Professional Services Division for the twelve-month period beginning on the first day of the first calendar month commencing after the Closing Date (the “Initial Earnout Period”).

Finally, as additional consideration, Genesis will make supplemental payments in cash for (i) the twelve-month period beginning on the first day of the thirteenth calendar month commencing after the Closing Date (the “First Supplemental Earnout Period”) and (ii) the twelve-month period beginning on the first day of the twenty-fifth calendar month commencing after the Closing Date (the “Second Supplemental Earnout Period”). The payment made for the First Supplemental Earnout Period will be an aggregate amount of the product of 2.0 multiplied by the positive difference, if any, between (A) the EBITDA of the Telco Professional Services Division for the First Supplemental Earnout Period (B) minus the Closing TTM EBITDA. The payment made for the Second Supplemental Earnout Period will be an aggregate amount of the product of 2.0 multiplied by the positive difference, if any, between (Y) the EBITDA of the Telco Professional Services Division for the Second Supplemental Earnout Period (Z) minus the Closing TTM EBITDA.

The Tekmark Agreement contains customary representations, warranties, covenants and indemnification provisions. The Closing remains subject to closing conditions, including the accuracy of representations and warranties of the parties in the Tekmark Agreement and consummation of an equity financing to secure sufficient funding for the transaction.

The Tekmark Agreement may be terminated at any time prior to closing (i) by mutual consent of the parties, (ii) by either party if the closing has not occurred by March 1, 2013, (iii) by either party if the other party has breached any of its representations, warranties or covenants or (iv) by either party if a court or governmental authority has issued a final order or ruling prohibiting the transaction.

The preceding summary of the Tekmark Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Tekmark Agreement, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Series H Preferred Stock

On November 16, 2012, Genesis filed a Certificate of Designation, Preferences, and Rights of Series H Preferred Stock of Genesis Group Holdings, Inc. (“Series H Certificate of Designation”) with the Secretary of State of Delaware, which designated 2,000 shares of its preferred stock as Series H Preferred Stock (the “Series H Preferred”). Genesis issued an aggregate of 1,425 shares of Series H Preferred on November 23, 2012 in exchange for proceeds of $1,425,000 from the following subscribers (the “Series H Financing”):

1.	Ronald J. Iannacone	$300,000
2.	Richard Iannacone	$250,000
3.	Mark Blynder	$100,000
4.	Ambrose Associates	$200,000
5.	Bramal Investments	$100,000
6.	John V. Azzariti, Jr. M.D.	$150,000
7.	Christo S. Klele	$ 75,000
8.	Frank Jadevaia	$250,000

All shares of Series H Preferred were issued pursuant to subscription agreements in the form attached hereto as Exhibit 10.1. The subscribers were all accredited investors and the issuance was exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption provided by Section 4(2) of the Act.

Upon a liquidation or deemed liquidation of Genesis, the holders of Series H Preferred are entitled, after payment to any shares of capital stock with liquidation rights senior to the Series H Preferred, to receive a cash payment of $1,000 per share (the “Series H Preference Amount”), prior to any payment to holders of common stock or other securities ranking junior to the Series H Preferred and on a pari passu basis with any capital stock that is pari passu with the Series H Preferred as to liquidation preference. The holders of Series H Preferred are entitled to cumulative dividends at a rate of 10% per month to a maximum of 150% of the Stated Value per share of the Series H Preferred. Such dividends are payable in cash or stock upon redemption or conversion.

Each share of Series H Preferred is convertible into shares of Genesis common stock as described below and has all of the voting rights that the holders of common stock have. Holders of shares of Series H Preferred shall also be entitled to vote as a separate class where permitted by the terms of the Series H Certificate of Designation or where required by law. Shares of Series H Preferred are convertible into shares of common stock for a twelve-month period beginning ninety (90) days after issuance of the shares. The terms of the Series H Preferred provide that all shares of Series H Preferred shall be convertible into a number of shares of common stock equal to 4.49% of Genesis’s common stock at the time of conversion, calculated on a fully-diluted basis.

Shares of the Series H Preferred are not redeemable except at the individual option of each holder of the shares beginning on the 181st day following the issuance of the Series H Preferred. Upon receipt of a request for redemption, each share of the Series H Preferred is redeemable for a cash payment of $1,000. The date of redemption may be extended by Genesis for
180 additional days, provided that Genesis provide additional consideration at a rate of 2% per month until redeemed.

The Series H Certificate of Designation is filed as Exhibit 3.1 hereto, and the above description of the material terms of the Series H Preferred are qualified in their entirety by the Series H Certificate of Designation, as so filed.

Common Stock Issuances under the IPC Agreement and Tekmark Agreement

The issuances of the Genesis common stock under the IPC Agreement and the Tekmark Agreement are expected to be exempt from registration under the Act pursuant to an exemption provided by Section 4(2) of the Act.

Item 1.01 of this Form 8-K contains a more detailed description of the IPC Agreement and the Tekmark Agreement, and is incorporated into this Item 3.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided under Item 3.02 in this Current Report on Form 8-K regarding the Series H Preferred is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2012 the board of directors of Genesis adopted the Series H Certificate of Designation, which was filed with the Secretary of State of Delaware on November 16, 2012 and created the  Series H Preferred.  The disclosures in Item 3.02 regarding the designation of the Series H Preferred and the document attached as Exhibit 3.1 hereto are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

2.1
Stock Purchase Agreement dated as of November 20, 2012, by and among Integration Partners-N.Y. Corporation, Barton F. Graf, Jr., David C. Nahabedian, and Frank Jadevaia and Genesis Group Holdings, Inc.*

2.2	Asset Purchase Agreement dated as of November 19, 2012, by and among Tekmark Global Solutions, LCC and Genesis Group Holdings, Inc.*

3.1	Series H Certificate of Designation filed with the Delaware Secretary of State on November 16, 2012.

10.1	Form of Subscription Agreement for Series H Preferred.

* Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2012	GENESIS GROUP HOLDINGS, INC.

	By:	/s/ Mark Munro
	Name:	Mark Munro
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1
Stock Purchase Agreement dated as of November 20, 2012, by and among Integration Partners-N.Y. Corporation, Barton F. Graf, Jr., David C. Nahabedian, and Frank Jadevaia and Genesis Group Holdings, Inc.*

2.2	Asset Purchase Agreement dated as of November 19, 2012, by and among Tekmark Global Solutions, LCC and Genesis Group Holdings, Inc.*

3.1	Series H Certificate of Designation filed with the Delaware Secretary of State on November 16, 2012.

10.1	Form of Subscription Agreement for Series H Preferred.

* Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.